    As filed with the Securities and Exchange Commission on March 25, 1994

                                              Registration No. 33-
   =======================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               -----------------

                            FIRST BANK SYSTEM, INC.
            (Exact name of registrant as specified in its charter)

              Delaware                               41-0255900
     (State or other jurisdiction                 (I.R.S. Employer
   of incorporation or organization)             Identification No.)

           First Bank Place
      601 Second Avenue South
        Minneapolis, Minnesota                        55402-4302
 (Address of Principal Executive Offices)             (Zip Code)

                            FIRST BANK SYSTEM, INC.
                           1994 STOCK INCENTIVE PLAN
                           (Full title of the plan)

                                                       Copy to:
     Michael J. O'Rourke, Esq.
      First Bank System, Inc.                      Lee R. Mitau, Esq.
         First Bank Place                           Dorsey & Whitney
      601 Second Avenue South                    220 South Sixth Street
  Minneapolis, Minnesota  55402-4302      Minneapolis, Minnesota 55402-1498
(Name and address of agent for service)

                                 (612) 973-1111
         (Telephone number, including area code, of agent for service)

                         ----------------------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================
                                              Proposed maximum    Proposed maximum    Amount of
Title of securities to be      Amount to be  offering price per  aggregate offering  registration
registered                      registered       share/(1)            price (1)          fee
- - - -------------------------------------------------------------------------------------------------
Common Stock, $1.25 par value   5,000,000        $31.625         $158,125,000         $  54,526
- - - -------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on March 22, 1994.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference
- - - ------    ---------------------------------------

          The following documents which have been filed by First Bank System, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement, as of their respective dates:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1993.

          (b) Current Report on Form 8-K filed January 18, 1994.

          (c) The description of the Company's Common Stock contained in Item 1 of the Registration Statement on Form 8-A dated March 19, 1984, as amended in its entirety by that Form 8 Amendment dated February 26, 1993, and any amendment or report filed for the purpose of updating such description filed subsequent to the date of this Registration Statement and prior to the termination of the offering described herein; and the description of the rights to purchase preferred stock contained in Item 1 of the Company's Registration Statement on Form 8-A dated December 21, 1988, as amended by that Form 8 Amendment dated June 11, 1990 and as amended in its entirety by that Form 8 Amendment dated February 26, 1993, and any amendment or report filed for the purpose of updating such description filed subsequent to the date of this Registration Statement and prior to the termination of the offering described herein.

          All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 6.   Indemnification of Directors and Officers.
- - - ------    ------------------------------------------

          Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and amounts paid in settlement in connection with actions, suits or proceedings.

          Article Ninth of the Company's Restated Certificate of Incorporation, as amended, provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable for unlawful payment of dividends or unlawful stock purchases or redemptions by the Company, or (iv) for any transaction from which the director derived an improper personal benefit.

          The Bylaws of the Company provide that the officers and directors of the Company shall be indemnified to the full extent permitted by the Delaware General Corporation Law, as amended from time to time. Expenses incurred by officers and directors in defending actions, suits, or proceedings may be paid by the Company in advance of any final disposition if such officer or director agrees to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified under Delaware law.

          The Company maintains a standard policy of officers' and directors' liability insurance.

Item 8.   Exhibits
- - - ------    --------

Exhibit
Number                        Description
- - - ------                        -----------

  4.1 Specimen certificate representing the Common Stock of the Company (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3, dated
          January 7, 1991, File No. 33-38268).

  4.2 Restated Certificate of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 3A to the Company's Annual Report on Form
          10-K for the year ended December 31, 1989, File No. 1-6880).

  4.3 Certificate of Designation for First Bank System, Inc. Series 1990A Preferred Stock. (Incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

  4.4 Certificate of Designation for First Bank System, Inc. Series 1991A Convertible Preferred Stock. (Incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-4, File No. 33-50700).

  4.5 Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 3B to the Company's Annual Report on Form 10-K for the year ended December 31, 1993, File No. 1-6880).

  4.6 Rights Agreement dated as of December 21, 1988 between the Company and Morgan Shareholder Services Trust Company (now known as First Chicago Trust Company of New York) (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K filed January 5, 1989, File No. 1-6880).

  4.7 Amendment No. 1, dated as of May 30, 1990, to Rights Agreement (incorporated by reference to Exhibit 4(a) to the Company's Current Report on Form 8-K dated June 5, 1990, File No. 1-6880).

  4.8 Amendment No. 2, dated as of February 17, 1993, to Rights Agreement (incorporated by reference to Exhibit 4(a) to the Company's Current Report on Form 8-K filed March 1, 1993, File No. 1-6880).

  4.9 Stock Purchase Agreement, dated as of May 30, 1990, among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (without exhibits). (Incorporated by reference to Exhibit 4.8 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

  4.10 First Amendment, dated as of June 30, 1990, to Stock Purchase Agreement among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (Incorporated by reference to Exhibit 4.9 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

  4.11 Second Amendment, dated as of July 18, 1990, to Stock Purchase Agreement among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (Incorporated by reference to Exhibit 4.10 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

  4.12 Stock Purchase Agreement, dated as of May 30, 1990, between The State Board of Administration of Florida and First Bank System, Inc. (without exhibits). (Incorporated by reference to Exhibit 4.11 to

          Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

  4.13 Form of Periodic Stock Purchase Right. (Incorporated by reference to Exibit 4.12 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

  4.14 Form of Risk Event Warrant. (Incorporated by reference to Exhibit 4.13 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

  4.15 Registration Rights Agreement, dated as of July 18, 1990, among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (Incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

  4.16 Registration Rights Agreement, dated as of July 18, 1990, between The State Board of Administration of Florida and First Bank System, Inc. (Incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

  5.1     Opinion of Dorsey & Whitney.

  23.1    Consent of Dorsey & Whitney (included in Exhibit 5.1).

  23.2 Consent of Ernst & Young (relating to financial statements of the Company).

  24.1    Power of Attorney.

Item 9.    Undertakings
- - - ---------  ------------

A.  Post-Effective Amendments.
    -------------------------

          The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set the forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;



          Provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Subsequent Documents Incorporated by Reference.
    ----------------------------------------------

          The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934

(and,where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Claims for Indemnification.
    --------------------------

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on March 25, 1994.

                                    FIRST BANK SYSTEM, INC.


                                    By /s/ John F. Grundhofer
                                       -----------------------
                                       John F. Grundhofer
                                       Chairman of the Board, President and
                                       Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

            Name                              Title
            ----                              -----

/s/ John F. Grundhofer              Chairman of the Board, President
- - - ------------------------            Chief Executive Officer and Director
John F. Grundhofer                  (principal executive officer)

/s/ Richard A. Zona                 Vice Chairman and Chief
- - - ------------------------            Financial Officer (principal
Richard A. Zona                     financial officer)


/s/ Susan E. Lester                 Executive Vice President and Controller
- - - ------------------------            (principal accounting officer)
Susan E. Lester


- - - ------------------------
Coleman Bloomfield                  Director

         *
- - - ------------------------
Roger L. Hale                       Director

         *
- - - ------------------------
Delbert W. Johnson                  Director

         *
- - - ------------------------
John H. Kareken                     Director


- - - ------------------------
Richard L. Knowlton                 Director

         *
- - - ------------------------
Kenneth A. Macke                    Director


- - - ------------------------
Thomas F. Madison                   Director

         *
- - - ------------------------
Marilyn C. Nelson                   Director

          Name                     Title
          ----                     -----

         *
- - - ------------------------
Will F. Nicholson, Jr.            Director


- - - ------------------------
Nicholas R. Petry                 Director

         *
- - - ------------------------
Edward J. Phillips                Director


- - - ------------------------
James J. Renier                   Director

         *
- - - ------------------------
S. Walter Richey                  Director

         *
- - - ------------------------
Richard L. Robinson               Director

         *
- - - ------------------------
Richard L. Schall                 Director

         *
- - - ------------------------
Lyle E. Schroeder                 Director

/s/ Susan E. Lester                                 Dated: March 25, 1994
- - - ------------------------
Susan E. Lester
*Attorney-in-fact